Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July, 13 2005, relating to the consolidated financial statements of Playlogic International N.V., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO CampsObers Accountants
BDO CampsObers Accountants
Amstelveen,
July 14, 2005